Exhibit 10.55

MASTER ALLIANCE AGREEMENT
ADDENDUM 3

Between the undersigned

Audible Inc., a Delaware corporation having offices at 1 Washington Park, 16th Floor, Newark, New Jersey 07102, represented by

Hereinafter “Audible”

And

France Loisirs, a French stock corporation with a capital of 3.724.000 €, registered under number 702 019 902 RCS Paris, having offices at 123 boulevard de Grenelle - 75 015 Paris, represented by

Hereinafter “France Loisirs”

And

Audio Direct, French stock corporation with a capital of 100.000 €, registered under number 453 464 927 RCS Paris, having offices at 123 boulevard de Grenelle - 75015 Paris, represented by

Hereinafter “Audio Direct”

Preamble

According to a Master Alliance Agreement between Audible, France Loisirs and Audio Direct, Audible grants to France Loisirs the exclusive right and licence to conduct and operate the Audible Service, to offer and sell licenses to end users to download digital audio books and audio spoken word content in French.

This agreement commences on September 15th 2004 and continues for a period of 24 months.

By letter dated June the 22nd 2006, and as per article 7.1, Audio Direct informs Audible about its discussions with a major French publishing house to form a joint company in order to develop Audible content and simplify the financial terms of the renewed Master Alliance Agreement.

According to an Addendum n°1 to the Master Alliance Agreement, the parties agree to a first renewal period from September the 15th to December the 31st 2006, and then they agree to a second renewal period from December the 31st 2006 to March the 31st 2007. According to Addendum n°2 to the Master Alliance Agreement, if the parties do not agree to renew the Master Alliance Agreement by March the 31st 2007, the Term of such agreement will end on April the 30th 2007.

The discussions between Audio Direct and the French publishing house to form a joint company do not succeed.

The parties agree to renew the Master Alliance Agreement.

Therefore it has been agreed and decided as follows:

Article 1 -

France Loisirs hereby renews the Master Alliance Agreement in accordance with Section 7.1 thereof. The renewal period of the Master Alliance Agreement shall commence on March the 31st 2007 and continue for three years in accordance with the terms of said Section 7.1.

As provided in said Section 7.1, the Master Alliance Agreement may be renewed by France Loisirs in its sole discretion for successive 3 year periods by providing written notice of renewal to Audible prior to the expiration of the then-current renewal period.

Article 2 -

The parties agree that other terms and conditions of the Master Alliance Agreement not modified hereunder remain in effect.

Audible Inc.
By: Donald R. KATZ
Title: Chairman and CEO
Date:

France Loisirs
By: Jörg HAGEN
Title: President
Date:

Audio Direct s.a.s
By: Ara CINAR
Title: President
Date: